                                                                      Exhibit 11

                   RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                                  (UNAUDITED)

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
                                                                              QUARTER ENDED DECEMBER 31
                                                                              -------------------------
                                                                               1994               1993
                                                                           ------------       ------------
PRIMARY
   Weighted average common shares outstanding . . . . . . . .                 8,067,241         8,224,328
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910            22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860         1,424,860
                                                                              ---------         ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,515,011         9,672,098
                                                                              =========         =========

        Net Income Available to Common Shareholders . . . . .            $      437,000    $      475,000
                                                                                =======           =======

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.05             $0.05
                                                                                   ====              ====

FULLY DILUTED
   Weighted average common shares outstanding . . . . . . . .                 8,079,176         8,224,328
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910            22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860         1,424,860
                                                                              ---------         ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,526,946         9,672,098
                                                                              =========         =========

        Net Income Available to Common Shareholders . . . . .            $      437,000    $      475,000
                                                                                =======           =======

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.05             $0.05
                                                                                   ====              ====

                                                                            SIX MONTHS ENDED DECEMBER 31
                                                                            ----------------------------
                                                                               1994               1993
                                                                           ------------       ------------
PRIMARY
   Weighted average common shares outstanding . . . . . . . .                 8,063,747         8,211,155
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910            22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860         1,424,860
                                                                              ---------         ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,511,517         9,658,925
                                                                              =========         =========

        Net Income Available to Common Shareholders . . . . .            $    1,025,000    $    1,083,000
                                                                              =========         =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.11             $0.11
                                                                                   ====              ====

FULLY DILUTED
   Weighted average common shares outstanding . . . . . . . .                 8,080,842         8,266,584
   Class A convertible preferred stock  . . . . . . . . . . .                    22,910            22,910
   Class B convertible preferred stock, Series C  . . . . . .                 1,424,860         1,424,860
                                                                              ---------         ---------
        TOTAL COMMON AND DILUTIVE
        COMMON EQUIVALENT SHARES  . . . . . . . . . . . . . .                 9,528,612         9,714,354
                                                                              =========         =========

        Net Income Available to Common Shareholders . . . . .            $    1,025,000    $    1,083,000
                                                                              =========         =========

        NET INCOME PER SHARE  . . . . . . . . . . . . . . . .                     $0.11             $0.11
                                                                                   ====              ====
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